Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-4 of MB Financial, Inc. of our report dated March 11, 2015 on the consolidated financial statements of American Chartered Bancorp, Inc. and to the reference to us under the heading “Experts” in the proxy statement/prospectus.

/s/ Crowe Horwath LLP

Oak Brook, Illinois

January 8, 2016